UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 8.01 Other Events.

On April 14, 2023, FOMO’s SMARTSolution Technologies L.P. subsidiary drew $462,398.28 from its purchase order (“PO”) line with First Avenue Funding, LLC, which has been in place since April 4, 2022 and has a limit of $500,000. The Company used proceeds to pay down its $1,000,000 credit line with its primary vendor SMART Technologies, which had a past due balance and was in a credit freeze, to $0.00. The payment unlocked full availability of the SMART facility allowing SST to obtain equipment against a seven figure backlog consisting of numerous sales orders with K12 schools and other customers, of which most are now expected to be delivered in the current calendar quarter. Concurrently, SMART Technologies affirmed SST’s “Diamond” status in its core markets of Eastern Ohio, Western Pennsylvania, and West Virginia, which sustains SST’s enterprise by giving it pricing advantages versus competitors, sales leads from SMART, and other strategic and industry benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: April 19, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer